424(B)(3)

                                                      FILED PURSUANT TO RULE
                                                      424(B)(3)
                                                      FILE NO. 333-82361


                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

    Supplement No. 2 to Prospectus dated October 8, 1999

    The date of this Supplement No. 2 is November 5, 1999.

    On November 5, 1999, Alaska Communications Systems Group, Inc. filed the attached Current Report on Form 8-K.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 29, 1999

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                    333-82361                52-2126573
   (State of Incorporation)         (Commission File          (IRS Employer
                                        Number)           Identification Number)



   510 L. STREET, SUITE 500, ANCHORAGE, ALASKA          99501
     (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (907) 297-3000

ITEM 5.  OTHER EVENTS.

      As of October 19, 1999, the registrant and the registrant's subsidiary, Alaska Communications Systems Holdings, Inc. ("Holdings"), entered into Amendment No. 1 to the Credit Agreement (the "Credit Agreement"), dated as of May 14, 1999, among the registrant, Holdings, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent (the "Credit Agreement Amendment"). Effectiveness of the Credit Agreement Amendment is conditioned upon the registrant, among other things, (1) receiving gross proceeds of not less than $140.0 million from the underwritten initial public offering of its common stock in an offering registered under the Securities Act of 1933, as amended (the "IPO"), and (2) contributing the net proceeds (other than such amounts permitted to be used for the repayment of the registrant's 13% Senior Discount Debentures due 2011 (the "Debentures")) from the IPO to Holdings as common equity. If made effective, the Credit Agreement Amendment would, among other things:

     o modify the provisions related to the prepayment of indebtedness to permit the payment by the registrant and Holdings of up to $40.0 million for the repurchase of the Debentures and/or Holdings' 9-3/8% Senior Subordinated Notes due 2009 under certain circumstances;

     o modify the provisions related to capital expenditures to increase the amount of capital expenditures the registrant and Holdings are permitted to make in each year;

     o increase the registrant's flexibility with respect to acquisitions and other investments, allowing for "permitted acquisitions" of up to $200.0 million, which amount excludes acquisitions made using the registrant's capital stock or equity contributions from the registrant's controlling stockholder, and "permitted investments" of up to $15.0 million; and

     o increase the registrant's and Holdings' flexibility with respect to the incurrence of certain indebtedness.

      A copy of the Credit Agreement Amendment is attached as Exhibit 10.1 hereto.

      On October 29, 1999, the registrant changed its name from ALEC Holdings, Inc. to Alaska Communications Systems Group, Inc.

      On October 29, 1999, the registrant amended the indenture governing the Debentures to provide for, among other things, optional cash interest payments by the registrant prior to May 15, 2004 (the "Debentures Amendment"). Effectiveness of the Debentures Amendment is conditioned upon, among other things, (1) the IPO being completed prior to March 31, 2000 and (2) effectiveness of the Credit Agreement Amendment.

      A copy of the Debentures Amendment is attached as Exhibit 4.1 hereto..

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits. The following exhibits are filed as part of this report:

     4.1 First Amendment to Indenture, dated as of October 29, 1999, by and among the registrant and The Bank of New York, as Trustee (agreed and consented to by, DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II L.P).

     10.1 Amendment No. 1 to Credit Agreement, dated as of October 19, 1999, by and among the registrant, Alaska Communications Systems Holdings, Inc., the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston Corporation, as Documentation Agent.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 1999


                                     ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.



                                     By: /s/ Michael E. Holmstrom
                                         ----------------------------
                                         Name: Michael E. Holmstrom
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer

                                  EXHIBIT INDEX



  EXHIBIT                                     DESCRIPTION
  NUMBER                                      -----------
  -------

      4.1 First Amendment to Indenture, dated as of October 29, 1999, by and among the registrant and The Bank of New York, as Trustee (agreed and consented to by DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II L.P).


     10.1 Amendment No. 1 to Credit Agreement, dated as of October 19, 1999, by and among the registrant, Alaska Communications Systems Holdings, Inc., the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston Corporation, as Documentation Agent.

                                                                     EXHIBIT 4.1
                                                                     -----------

                          FIRST AMENDMENT TO INDENTURE


                                  FIRST AMENDMENT TO INDENTURE (this "First
                             Amendment") dated as of October 29, 1999, among ALEC HOLDINGS, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of May 14, 1999, providing for the issuance of an aggregate principal amount of up to $46,928,435 of 13% Senior Discount Debentures due 2011 (the "Securities");

          WHEREAS, the Company intends to change its name from "ALEC Holdings, Inc." to "Alaska Communications Systems Group, Inc.";

          WHEREAS, the parties to the Indenture wish to permit the Company the option to make cash interest payments under the Indenture on or prior to May 15, 2004;

          WHEREAS, pursuant to Sections 9.01 and 9.02 of the Indenture, the Trustee and the Company are authorized to execute and deliver this First Amendment;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. Name Change. Subject to Section 6 hereof, all references to "ALEC Holdings, Inc." in the Indenture shall henceforward be deemed references to "Alaska Communications Systems Group, Inc."

          2. Cash Interest Payments. Subject to Section 6 hereof:

          (a) the definition of "Accreted Value" set forth in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

          "Accreted Value" means, for each $1,000 face amount of Securities, as of any date of determination, the sum of (i) the initial offering price of each Security and (ii) that portion of the excess of the principal amount of each Security over such initial offering price which shall have accreted thereon, such amount to be so accreted on a daily basis and compounded semiannually on each May 15 and November 15 at the rate of 13% per annum from the date of issuance of the Securities through such date of determi-nation; provided, however, that Accreted Value shall not include, and there shall be no accretion pursuant to clause (ii) of the foregoing sentence on, an amount equal to the amount of cash interest payments made on or prior to May 15, 2004 pursuant to Section 1 of the Securities with respect to the period for which such amount is paid. The Accreted Value will cease to accrete on and after May 14, 2004.

          (b) the definition of "principal" set forth in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

          "principal" of a Security means, prior to May 14, 2004, the Accreted Value and, from and after May 14, 2004, the Accreted Value as of May 14, 2004 plus the premium, if any, payable on the Security that is due or overdue.

          (c) Each of Section 1(a) of Exhibit A to the Indenture and Section 1 of Exhibit B to the Indenture is hereby amended and restated in its entirety as follows:

          "ALASKA COMMUNICATIONS SYSTEMS GROUP, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "Holdings"), promises to pay cash interest on the principal amount of this Security at the rate of 13% per annum after May 14, 2004. Prior to May 15, 2004 interest on the principal amount of the Security shall accrete as provided in the Indenture (as defined below) under the definition of "Accreted Value." Holdings shall pay cash interest in arrears semiannually on May 15 and November 15 of each year commencing November 15, 2004; provided, however, that, prior to such date, Holdings shall have the right, in its sole discretion, to pay cash interest semiannually on May 15 and November 15 of each year with respect to the immediately preceding semiannual interest period in lieu of Accreted Value for such period; provided, further, however that the Security shall continue to accrete value for the periods, and in the amount, it otherwise would for any periods, and in the amount, for which cash interest is not paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Holdings shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful."

          3. Notice and Method of Redemption. Subject to Section 6 hereof:

          (a) In connection with the Company's planned initial public offering of its common stock (the "IPO"), the Holders hereby waive their right to at least 30 days' prior written notice of a redemption under Section 3.03 of the Indenture and in lieu thereof consent to at least 10 days' prior written notice.

          (b) In connection with the Company's planned IPO, the Trustee, at the request of the Company and the Holders, hereby (i) waives its right to at least 60 days' prior written notice of a redemption under Section 3.01 of the Indenture and in lieu thereof consents to at least 10 days' prior written notice, (ii) consents under Section 3.01 of the Indenture to a reduction, from no fewer than 15 days to no fewer than 10 days, in the amount of time that must pass between the date of such notice of redemption and the record date for such redemption and (iii) agrees that it shall select the Securities to be redeemed pro rata pursuant to Section 3.02 of the Indenture.

          4. Section 4.06(3)(c) of the Indenture. The words "Senior Subordinated" in the third sentence of Section 4.06(3)(c) of the Indenture shall be deleted and in lieu thereof the words "Pari Passu" shall be inserted.

          5. Ratification of Indenture; First Amendment Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Amendment shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          6. Conditions to Effectiveness. This First Amendment shall become effective as of the date first written above when the Trustee shall have received written consents hereto from each of DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II L.P. (collectively, the "DLJ
Entities"), provided, however, that (i) Section 1 hereof shall not be effective until the Company's Board and stockholders have approved the name change, the Company has filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware reflecting such name change, and such name change has become effective and (ii) Sections 2 and 3 hereof shall not be effective until (A) the Company's consummation of the planned IPO on or prior to March 31, 2000 and (B) Amendment No. 1, dated as of October 29, 1999, to the Credit Agreement dated as of May 14, 1999, among the Company, Alaska Communications Systems Holdings, Inc., the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston Corporation, as Documentation Agent (the "Credit Agreement Amendment"), has become effective pursuant to the terms thereof; it being understood that Sections 1, 2 and 3 hereof shall be void and have no effect if (in the case of Section 1) the aforementioned name change is not so effected or (in the case of Sections 2 and 3) the IPO is not consummated on or prior to March 31, 2000 and the Credit Agreement Amendment does not become effective pursuant to the terms thereof.

          7. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Representations. (a) The DLJ Entities represent and warrant that they hold all of the outstanding Securities.

          (b) The Trustee makes no representation as to the validity or sufficiency of this First Amendment.

          9. Counterparts. The parties may sign any number of copies of this First Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

          10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

                                          ALEC HOLDINGS, INC. (to be renamed
                                           Alaska Communications Systems
                                           Group, Inc.),

                                          By:/s/ Michael E. Holmstrom
                                             ------------------------
                                             Name: Michael E. Holmstrom
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


                                          THE BANK OF NEW YORK, as Trustee,

                                          By: /s/ Walter N. Gitlin
                                              --------------------
                                              Name: Walter N. Gitlin
                                              Title: Vice President


AGREED AND CONSENTED TO:

DLJ Investment Partners, L.P.,
   By DLJ Investment Partners, Inc.,
      Its General Partner

By: /s/ Ivy Dodes
    -------------
    Name: Ivy Dodes
    Title: Vice President

DLJ Investment Funding, Inc.,

By: /s/ Ivy Dodes
    -------------
    Name: Ivy Dodes
    Title: Vice President

DLJ ESC II L.P.,
   DLJ LBO Plans Management Corporation,
      Its General Partner

By: /s/ Ivy Dodes
    -------------
    Name: Ivy Dodes
    Title: Vice President

                                                                    EXHIBIT 10.1
                                                                    ------------

                                                                  EXECUTION COPY



                                   AMENDMENT NO.1, dated as of October 19, 1999
                              (this "Amendment"), to the Credit Agreement dated as of May 14, 1999 (the "Credit Agreement"), among ALEC HOLDINGS, INC., a Delaware corporation ("Holdings"), ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., a Delaware corporation (the "Borrower"), the lenders party thereto, THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent, CANADIAN IMPERIAL BANK OF COMMERCE, as Syndication Agent, and CREDIT SUISSE FIRST BOSTON CORPORATION, as Documentation Agent.

          A. The Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

          B. Holdings and the Borrower have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

          C. The Required Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

          D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the text: "or with the proceeds of the sale of equity by, or the contribution of equity to, Holdings, the Borrower or any Subsidiary (other than to or by Holdings, the Borrower or any Subsidiary)" in paragraph (e) of the definition of the term "Excess Cash Flow".

          (b) Section 6.01 of the Credit Agreement is hereby amended by:

          (i) substituting the amount "$40,000,000" for the amount "$20,000,000" in clause (vi) of paragraph (a) thereof; and

          (ii) substituting the amount "$25,000,000" for the amount "$10,000,000" in clause (vii) of paragraph (a) thereof.

          (c) Section 6.04 of the Credit Agreement is hereby amended by:

          (i) substituting the amount "$200,000,000" for the amount "$100,000,000" in paragraph (i) thereof;

          (ii) replacing the second parenthetical at the end of paragraph (i) thereof with the following parenthetical: "(which amount will be deemed (i) to include the amount of any Indebtedness acquired or assumed in connection with Permitted Acquisitions and (ii) not to include (A) the amount of (1) Net Proceeds of the issuance of Equity Interests of Holdings (other than Disqualified Stock) and (2) common equity contributions made by Sponsor to Holdings, in the case of clauses (1) and (2) that are contributed by Holdings to the Borrower as common equity and expended to effect a Permitted Acquisition and (B) Permitted Acquisitions paid for (in whole or in part and, if in part, to the extent so paid for) with the issuance of Equity Interests of Holdings (other than Disqualified Stock)"; and

          (iii) substituting the amount "$15,000,000" for the amount "$5,000,000" in clause (o) thereof.

          (d) Section 6.08 of the Credit Agreement is hereby amended by:

          (i) inserting the following text immediately after the text "and to the extent necessary" in clause (viii) of paragraph (a) thereof: "(or to the extent (A) Holdings is permitted by the terms of this Agreement and the Holdings Indenture to make a cash interest payment in respect of the Holdings Discount Debentures and (B) Holdings uses such dividends (net of any Taxes payable by Holdings in respect of such dividends) to make such cash interest payment)";

          (ii) substituting a semicolon for the word "and" immediately before clause (viii) in paragraph (a) of such Section;

          (iii) inserting the following new clause after clause (viii) in paragraph (a) of such Section immediately before the period:

          and (ix) the Borrower may pay dividends to Holdings to the extent Holdings uses such dividends (net of any Taxes payable by Holdings in respect of such dividends) solely to fund the repurchase, redemption, retirement or cancelation of Holdings Discount Debentures permitted by clause (vi) of paragraph (b) below

          (iv) inserting the following new clause after clause (v) in paragraph
     (b) of such Section immediately before the period:

          (vi) after October 19, 1999, payment for the repurchase, redemption, retirement or cancelation of (i) Holdings Discount Debentures or (ii) Senior Subordinated Notes, provided that (i) no Default has occurred and is continuing at the time of such payment, (ii) the aggregate amount of all payments made pursuant to this clause (vi) does not exceed $40,000,000, (iii) such payment is made in accordance with the optional redemption provisions of the Holdings Discount Indenture or the Subordinated Debt Documents, as applicable, in each case as in effect on May 14, 1999, or on other terms not less favorable to the Lenders and (iv) such payment does not violate any term or condition of the Holdings Discount Indenture or the Subordinated Debt Documents, in each case as in effect on May 14, 1999 (after giving effect to the amendment to the Holdings Discount Debenture contemplated by Section 6.11)

          (v) substituting the following clause for clause (ii) in paragraph (b) of such Section:

          (ii) payment of (A) regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Senior Subordinated Notes prohibited by the subordination provisions thereof and (B) in any fiscal year, interest accrued during such fiscal year in respect of the Holdings Discount Debentures.

          (e) Section 6.11 of the Credit Agreement is hereby amended by substituting the following clause for clause (c) of such Section: "the Holdings Discount Indenture, except to the extent such indenture is amended solely to permit (but not require) the cash payment of interest on the Holdings Discount Debentures prior to May 14, 2004, or"

          (f) Section 6.14 of the Credit Agreement is hereby amended by:

          (i) substituting the amount "$75,000,000" for the amount "$65,000,000" in clause (i)(A) of paragraph (a) thereof; and

          (ii) replacing the text contained in clause (i)(B) of paragraph (a) thereof with the following text: "ending after December 31, 1999, and on or before December 31, 2000, to exceed $100,000,000 and (C) ending after December 31, 2000, to exceed 110% of the amount permitted by this clause
     (i) for the immediately preceding fiscal year,".

          SECTION 2. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

          (a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) The representations and warranties of Holdings and the Borrower set forth in the Loan Documents are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

          (c) On the date hereof and immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

          SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when (a) Holdings shall have received gross proceeds of not less than $140,000,000 from an IPO and shall have contributed the Net Proceeds from such IPO (other than any such Net Proceeds applied to repurchase, redeem, retire or cancel Holdings Discount Debentures in accordance with the Credit Agreement and the Holdings Discount Indenture) to the Borrower as common equity and (b) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of
(i) Holdings, (ii) the Borrower and (iii) the Required Lenders, provided that the representations and warranties set forth in the Loan Documents are true and correct as of the date of the later to occur of clauses (a) and (b) above, except to the extent such representations and warranties expressly relate to an earlier date.

          SECTION 4. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall be a Loan Document for all purposes.

          SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

          SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                              ALEC HOLDINGS, INC.,

                                                by /s/ Michael E. Holmstrom
                                                  ---------------------------
                                                  Name: Michael E. Holmstrom
                                                  Title: Senior Vice President &
                                                         Chief Financial Officer


                                                ALASKA COMMUNICATIONS SYSTEMS
                                                HOLDINGS, INC.,

                                                  by /s/ Michael E. Holmstrom
                                                  ---------------------------
                                                  Name: Michael E. Holmstrom
                                                  Title: Senior Vice President &
                                                         Chief Financial Officer


                                                THE CHASE MANHATTAN BANK,
                                                individually and as
                                                Administrative Agent,

                                                  by /s/ Ed DeForest
                                                    ---------------------------
                                                    Name: Ed DeForest
                                                    Title: Vice President


                                                CANADIAN IMPERIAL BANK OF
                                                COMMERCE,
                                                as Syndication Agent,

                                                  by /s/ Laura Horn
                                                    ---------------------------
                                                    Name: Laura Horn
                                                    Title: Executive Director


                                               CREDIT SUISSE FIRST BOSTON
                                               CORPORATION, individually and
                                               as Documentation Agent,

                                                  by /s/ Jeffrey B. Ulmer
                                                    ---------------------------
                                                    Name: Jeffrey B. Ulmer
                                                    Title: Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  CREDIT SUISSE FIRST BOSTON

   by /s/ Jeffrey B. Ulmer
     ---------------------------
     Name: Jeffrey B. Ulmer
     Title: Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  CIBC INC.

   by /s/ Laura Horn
     ---------------------------
     Name: Laura Horn
     Title: Executive Director
            CIBC World Markets Corp. as Agent

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  INDUSTRIAL BANK OF JAPAN

   by /s/ William Kennedy
     ---------------------------
     Name: William Kennedy
     Title: Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution
  ARES LEVERAGED INVESTMENT FUND, L.P.
  BY ARES MANAGEMENT, L.P., its General Partner

   by /s/ Jeffrey Moore
     ---------------------------
     Name: Jeffrey Moore
     Title: Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution
  ARES LEVERAGED INVESTMENT FUND II, L.P.
  BY ARES MANAGEMENT II, L.P., its General Partner

   by /s/ Jeffrey Moore
     ---------------------------
     Name: Jeffrey Moore
     Title: Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  SRF TRADING INC.

   by /s/ Kelley C. Walker
     ---------------------------
     Name: Kelley C. Walker
     Title: Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution FIRST NATIONAL BANK OF ANCHORAGE

   by /s/ Richard C. Enberg
     ---------------------------
     Name: Richard C. Enberg
     Title: Executive Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  FIRST UNION NATIONAL BANK

   by /s/ Thomas M. Finke
     ---------------------------
     Name: Thomas M. Finke
     Title: Senior Vice President

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  ELC (CAYMAN) LTD. 1999-II

   by /s/ Thomas M. Finke
     ---------------------------
     Name: Thomas M. Finke
     Title: Managing Director

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  ELC (CAYMAN) LTD. CDO SERIES 1999-I

   by /s/ Thomas M. Finke
     ---------------------------
     Name: Thomas M. Finke
     Title: Managing Director

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  KVH IV LLC

   by /s/ Virginia Conway
     ---------------------------
     Name: Virginia Conway
     Title: Authorized Agent

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  KVH III LLC

   by /s/ Virginia Conway
     ---------------------------
     Name: Virginia Conway
     Title: Authorized Agent

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  KVH CRESCENT-3 LLC

   by /s/ Virginia Conway
     ---------------------------
     Name: Virginia Conway
     Title: Authorized Agent

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  KVH CRESCENT-2 LLC

   by /s/ Virginia Conway
     ---------------------------
     Name: Virginia Conway
     Title: Authorized Agent

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  KVH CRESCENT LLC

   by /s/ Virginia Conway
     ---------------------------
     Name: Virginia Conway
     Title: Authorized Agent

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  KVH STERLING LLC

   by /s/ Virginia Conway
     ---------------------------
     Name: Virginia Conway
     Title: Authorized Agent

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  METROPOLITAN LIFE INSURANCE COMPANY

   by /s/ James R. Dingler
     ---------------------------
     Name: James R. Dingler
     Title: Director

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  RURAL TELEPHONE FINANCE COOPERATION

   by /s/ Kenneth A. Fried
     ---------------------------
     Name: Kenneth A. Fried
     Title: Assistant Secretary, Treasurer

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

  STANFIELD CLO LTD. by
  Stanfield Capital Partners LLC, as Collateral Manager

   by /s/ Gregory L. Smith
     ---------------------------
     Name: Gregory L. Smith
     Title: Partner

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

STEIN ROE & FARNHAM CLO I LTD.,
by Stein Roe & Farnham Incorporated,
as Portfolio Manager

   by /s/ Brian W. Good
     ---------------------------
     Name: Brian W. Good
     Title: Vice President & Portfolio Manager

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution
STEIN ROE FLOATING RATE LIMITED LIABLITY
COMPANY

   by /s/ Brian W. Good
     ---------------------------
     Name: Brian W. Good
     Title: Vice President,
            Stein Roe & Farnham Incorporated,
            as Advisor to the Stein Roe Floating Rate
            Limited Liability Company

                                                       SIGNATURE PAGE TO
                                                   AMENDMENT DATED AS OF
                                                        OCTOBER 19, 1999




To Approve the Amendment:

Name of Institution  U.S. BANK NATIONAL ASSOCIATION

   by /s/ Thomas G. Gunder
     ---------------------------
     Name: Thomas G. Gunder
     Title: Vice President